Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” within each Prospectus and “Definitions” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” within each Statement of Additional Information, each dated December 19, 2025, and each included in this Post-Effective Amendment No. 524 to the Registration Statement (Form N-1A, File No. 333-170122) of DBX ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 23, 2025, with respect to the financial statements and financial highlights of Xtrackers Low Beta High Yield Bond ETF, Xtrackers USD High Yield Corporate Bond ETF, Xtrackers High Beta High Yield Bond ETF, Xtrackers Short Duration High Yield Bond ETF, Xtrackers Risk Managed USD High Yield Strategy ETF, Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF, Xtrackers MSCI EAFE Selection Equity ETF, Xtrackers MSCI Emerging Markets Climate Selection ETF, Xtrackers MSCI USA Selection Equity ETF, Xtrackers S&P 500 Scored & Screened ETF, Xtrackers S&P MidCap 400 Scored & Screened ETF, Xtrackers Net Zero Pathway Paris Aligned US Equity ETF, Xtrackers FTSE Developed ex US Multifactor ETF, Xtrackers Russell US Multifactor ETF, Xtrackers Russell 1000 US Quality at a Reasonable Price ETF, Xtrackers MSCI Kokusai Equity ETF, Xtrackers S&P Dividend Aristocrats Screened ETF, Xtrackers S&P 500 Growth Scored & Screened ETF, Xtrackers S&P 100 Ex Top 20 ETF (formerly known as Xtrackers S&P 500 Value Scored & Screened ETF), Xtrackers MSCI USA Climate Action Equity ETF, Xtrackers RREEF Global Natural Resources ETF, Xtrackers USD High Yield BB-B ex Financials ETF, and Xtrackers S&P 500 Diversified Sector Weight ETF (twenty three of the funds constituting DBX ETF Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year/period ended August 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

December 18, 2025